UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 23, 2006

____________________

EUROBANCSHARES, INC.
(Exact name of registrant as specified in its charter)

____________________

Commonwealth of Puerto Rico	000-50872	66-0608955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Muñoz Rivera Avenue San Juan, Puerto Rico 00918
(Address of principal executive offices) (Zip Code)

(787) 751-7340
(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under “Item 2.02. Results of Operations and Financial Condition,” including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

On February 23, 2006, EuroBancshares, Inc. issued a press release announcing its earnings for the fourth quarter and year ended December 31, 2005 and reporting on management’s assessment of the Company’s internal control over financial reporting. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure

This information set forth under “Item 7.01. Regulation FD Disclosure,” including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

The information included in Item 2.02 of this Form 8-K is incorporated herein by reference.

Item 8.01 Other Events

Management’s Assessment of Internal Control over Financial Reporting

In connection with its ongoing evaluation and testing activities under Section 404 of the Sarbanes Oxley Act of 2002 and related rules and regulations, management of EuroBancshares is currently in the process of assessing the effectiveness of EuroBancshares’ internal control over financial reporting as of December 31, 2005. In making its assessment of internal control over financial reporting, management is using the criteria established in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on the criteria established in COSO, management has concluded that certain conditions exist which constitute a “material weakness” in its internal control over financial reporting as of December 31, 2005.

EuroBancshares’ methodology for the determination of the adequacy of the allowance for loan and lease losses for impaired loans is based on classifications of loans into various categories and loss percentages that are commonly used for regulatory purposes. For non-classified loans, the estimated allowance is based on historical loss experiences as adjusted for changes in trends and conditions on an annual basis. These trends are monitored to prevent possible deviations from the loss factors used for the methodology.

As part of management’s assessment of the effectiveness of internal controls over the allowance for loan and lease losses adequacy, management identified several deficiencies, which when evaluated in the aggregate, were considered a material weakness.  Such deficiencies are related to controls over certain aspects of the monitoring and documentation of recent loss trends of portfolios, the segregation of portfolios for purposes of the calculations of the adequacy of the allowance for loan and lease losses, and the documentation of the unallocated portion of the allowance.  As a result of the material weakness, management will be unable to conclude that EuroBancshares’ internal controls over financial reporting were effective as of December 31, 2005.

Notwithstanding the foregoing, the accompanying financial information has been adjusted by management to properly account for recent loss trends and conditions. In addition, management has commenced a remediation process post year end and intends to take the following actions to improve and remediate the material weakness in the Company’s internal control over financial reporting:

•
A detailed quarterly review and monitoring of loan and lease loss ratios will be documented in order to detect any trend which may require adjustment of loss percentages allocated in the general reserve for loan and lease portfolios.

•
New reports will be produced in order to compare portfolio balances with prior month to identify key variances. Analysis procedures will be formalized and documented to ensure the accuracy of these reports.

•
A memorandum will be prepared by the Loan Review Officer and submitted to management and the Board of Directors on a monthly basis to document the unallocated portion of the allowance for loan and lease losses following the guidelines set forth in Staff Accounting Bulletin No. 102.

Management believes that these actions will strengthen the Company’s internal control over financial reporting and will address the material weakness identified above.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

99.1
Press release of EuroBancshares, Inc., dated February 23, 2006, announcing its earnings for the fourth quarter and year ended December 31, 2005 and reporting on management’s assessment of the Company’s internal control over financial reporting.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROBANCSHARES, INC.

Date: February 23, 2006	By:	/s/ Rafael Arrillaga-Torréns, Jr.
Rafael Arrillaga-Torréns, Jr.
Title: Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Press release of EuroBancshares, Inc., dated February 23, 2006, announcing its earnings for the fourth quarter and year ended December 31, 2005 and reporting on management’s assessment of the Company’s internal control over financial reporting.